Exhibit 10.5

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated this 24th day of October, 2014.

Between
A. Bosa & Co (Kootenay) Ltd.
(The Lender)

And

DSG Tag Systems Inc
(The Borrower)

DSG Tag Systems Inc. agrees to pay A. Bosa & Co (Kootenay) Ltd. $250,000 from remaining loans not converted to shares. The interest portion of the $250,000 loan prior to the date of this agreement had interest at 15% per annum accrued and converted to shares, the total amount of interest converted was $155,676.37 CDN. The interest was converted at $0.25USD per share (“Common Stock”), at the rate of USD = 1.10 CDN, for a total of 566,096 shares ($155,676.37 / 1.10 rate = $141,523.97 USD / $0.25 per share). The Debt Conversion Agreement is attached for the interest converted portion.

Interest will be accrued and paid at 15% per annum from the date of this agreement. Total interest accrued as of December 31, 2014 is $6,883.54 CDN.

/s/ Robert Silzer
DSG Tag Systems Inc.

/s/ Bruno Benedet
A. Bosa & Co. (Kootenay) Ltd.